                                                          Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            PRIME HOSPITALITY CORP.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


    Delaware                                      22-2640625
- -------------------------------------------   ------------------------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification Number)

700 Route 46 East
Fairfield, New Jersey                           07004
- ----------------------------------------      -------------
(Address of principal executive offices)       (Zip Code)

                            Prime Hospitality Corp.
                        1992 Performance Incentive Plan
                        -------------------------------
                             (Full Title of Plan)

                               Joseph Bernadino
                                   Secretary
                            Prime Hospitality Corp.
                               700 Route 46 East
                          Fairfield, New Jersey 07004
                                (201) 882-1010
        --------------------------------------------------------------
         (Name and address, including zip code, of agent for service)
         (Telephone number, including area code, of agent for service)



                             ---------------------

                                   COPY TO:
                             William N. Dye, Esq.
                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                           New York, New York 10022
                                (212) 935-8000


                   The Exhibit Index is located on page 12.





                              Page 1 of 28 Pages

                        CALCULATION OF REGISTRATION FEE


- ----------------------------------------------------------------------------------------------------------------------------------
                                                   Proposed                  Proposed
Title of                  Amount                   maximum                   maximum             Amount
Securities                to be                    offering                  aggregate           of reg-
to be                     regis-                   price                     offering            istration
registered                tered (1)                per share (2)             price (2)           fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock              330,000                  $7.5625                   $2,495,625          $860.56
par value
$0.01 per
share
- --------------------------

(1) This Registration Statement covers the 330,000 shares authorized to be issued under the 1992 Performance Incentive Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").





                               Page 2 of 28 Pages

                                     PART I

                            INFORMATION NOT REQUIRED
                         IN THE REGISTRATION STATEMENT

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents, filed with the Securities and Exchange Commission (the "Commission") by Prime Hospitality Corp., a Delaware corporation (the "Company"), are incorporated herein by reference:
                    (a) The Company's latest Annual Report on Form 10-K for the period ended December 31, 1993, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, filed pursuant to the Exchange Act.
                    (c) The description of the Company's Common Stock par value $0.01 per share (the "Common Stock") included in the Company's Application for Registration on Form 8-A, dated June 5, 1992, as amended in the Company's Amendments to Application or Report on Form 8, filed pursuant to the Exchange Act on July 9, 1992 and December 23, 1992.
            In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.
Item 4.     DESCRIPTION OF SECURITIES
            Inapplicable.





                               Page 3 of 28 Pages

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL
            The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher, is a director of the company.
Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
            A.      The Company is incorporated under the laws of Delaware.
The general effect of Section 145 of the Delaware General Corporation Law is to empower a corporation organized thereunder to indemnify its officers and directors against expenses (including attorneys' fees), and in non-derivative suits against judgments, fines and amounts paid in settlement resulting from actions, suits or proceedings arising by reason of the fact of such officership or directorship and to require indemnification for expenses (including attorneys' fees) where such officer or director has been successful on the merits in the defense of such action. Among the limitations imposed by this statute are that the party to be indemnified has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and that absent a court determination of fair and reasonable entitlement, no indemnification may be made to him in respect of any claim by or in the right of the Company itself if he is adjudged liable for negligence or misconduct. The indemnification provided for by the statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
            B. Article Eighth of the Company's Restated Certificate of Incorporation reads as follows:
                    (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with





                               Page 4 of 28 Pages
                             another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
                    (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Eighth.
                    (c) The indemnification and other rights set forth in this Article Eighth shall not be exclusive of any provisions with respect thereto in the Bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.
                    (d)      Neither the amendment nor repeal of subparagraphs
                             (a), (b) or (c) of this Article Eighth, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with subparagraphs (a), (b) or (c) of this Article Eighth, shall eliminate or reduce the effect of subparagraphs (a), (b) and (c) of this Article Eighth in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or





                               Page 5 of 28 Pages
                             in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to subparagraph (a), (b) or (c) of this Article Eighth, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.
                    (e) No director shall be personally liable to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under
                             Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he:
                             (i) shall have breached his duty of loyalty to the Corporation or its stockholders;
                             (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;
                             (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or
                             (iv)    shall have derived an improper personal
                                     benefit.
                    If the DGCL is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
            C. Section 8 of Article VIII of the Company's Bylaws reads as follows: Indemnification of Officers and Directors. The Corporation will indemnify any and all of its Directors or officers, including former Directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of the Corporation, to





                               Page 6 of 28 Pages
                    the fullest extent permitted under and in accordance with the laws of the State of Delaware.
Item 7.     EXEMPTION FROM REGISTRATION CLAIMED
            Inapplicable.
Item 8.     EXHIBITS
Exhibit No.
     4.1 Specimen certificate for shares of the Common Stock (incorporated by reference to the Company's Exchange Act Registration Statement on Form 8-A, Registration Number 1-6869, dated June 5, 1992,
            Exhibit 1(a))

     4.2 Copy of the Company's Restated Certificate of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, Exhibit (3)(e))

     4.3 Copy of the Company's Restated Bylaws (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, Exhibit (3)(f)

     5.1 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being registered

     23.1   Consent of Arthur Andersen & Co., Inc.

     23.2   Consent of J. H. Cohn & Company

     23.3   Consent of Willkie Farr & Gallagher (contained in Exhibit 5)

     99.1   Copy of Prime Hospitality Corp. 1992 Performance Incentive Plan

Item 9.     UNDERTAKINGS
            1.      The Company hereby undertakes:
                    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:
                             (i)     to include any prospectus required by
                                     Section 10(a)(3) of the Securities Act;
                             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the





                               Page 7 of 28 Pages

                                     Registration Statement;
                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
                    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
            2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent,





                               Page 8 of 28 Pages
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submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                               Page 9 of 28 Pages
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Fairfield, State of New Jersey, on the 5th day of August, 1994.

                          PRIME HOSPITALITY CORP.




                          By:/s/    David A. Simon
                             ---------------------------------------------
                                   David A. Simon, Chairman
                                   of the Board of Directors






                              Page 10 of 28 Pages

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities indicated on August 5, 1994.

Signature                                                                    Title
- ---------                                                                    -----
/s/David A. Simon                                                   Chairman of the Board of Directors,
- ----------------------------------------------------------------    President, Chief Executive Officer and
David A. Simon                                                      Director (Principal Executive Officer)


/s/John Elwood                                                      Director, Executive Vice President, Chief
- ----------------------------------------------------------------    Financial Officer (Principal Financial and
John Elwood                                                         Accounting Officer)


                                                                    Director
- ----------------------------------------------------------------
Allen J. Ostroff



/s/Herbert Lust, II                                                 Director
- ----------------------------------------------------------------
Herbert Lust, II


/s/A. F. Petrocelli                                                 Director
- ----------------------------------------------------------------
A.F. Petrocelli


/s/Jack H. Nusbaum                                                  Director
- --------------------------------------------------------------
Jack H. Nusbaum


/s/Howard M. Lorber                                                 Director
- -------------------------------------------------------------
Howard M. Lorber










                              Page 11 of 28 Pages

                               INDEX TO EXHIBITS

EXHIBIT NO.                                                                                   PAGE
- -----------                                                                                   ----
     5.1                     Opinion of Willkie Farr & Gallagher
                             counsel to the Company                                             14

     23.1                    Consent of Arthur Andersen & Co., Inc.                             16

     23.2                    Consent of J. H. Cohn & Co., Inc.                                  18

     23.3                    Consent of Willkie Farr & Gallagher                                20
                             (contained in Exhibit 5.1)

     99.1                    Copy of Prime Hospitality Corp. 1992                               22
                             Performance Incentive Plan






                             Page 12 of 28 Pages